UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 31, 2011

Desert Capital REIT, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

0-51344	20-0495883
(Commission File Number)	(IRS Employer Identification No.)

1291 Galleria Drive, Suite 200, Henderson, Nevada	89014
(Address of Principal Executive Offices)	(Zip Code)

(800) 419-2855
(Registrant's Telephone Number, Including Area Code)

NONE.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                 Entry into a Material Agreement.

As previously disclosed in its Report on Form 8-K filed on May 5, 2011, an involuntary petition for protection under Chapter 11 of Title 11 of the United States Code, 11 U.S.C. §§ 101 et. seq., was filed against Desert Capital REIT, Inc. (the “Company”) with the United States Bankruptcy Court for the District of Nevada, Las Vegas Division, thereby commencing an involuntary Chapter 11 bankruptcy case against the Company.

On May 31, 2011, the Company entered into an Agreement for Services (the “Services Agreement”) with MorrisAnderson & Associates, Ltd., an Illinois corporation (“MA”) to provide management services for the Company.  MA has agreed to provide such services and make available to the Company David Bagley to act as the Company’s Chief Operating Officer and to act as an officer and a member of the Company’s Board of Directors as requested by the Company.  The Company has agreed to compensate MA for the services of Mr. Bagley and other MA employees at the hourly rates stipulated in the Services Agreement.  The Company has also agreed to reimburse MA for all reasonable and necessary, documented and appropriately itemized out-of-pocket expenses that are incurred directly relating to any work undertaken.  Pursuant to the terms of the Services Agreement, fees for the first four week period of the Services Agreement will not exceed $65,000, before expenses.  Fees for the second four week period of the Services Agreement will not exceed $40,000, before expenses.  Fees for the ongoing four week periods of the Services Agreement will not exceed $25,000, before expenses.  Either party may terminate the Services Agreement upon three (3) business days written notice to the other party.  This summary description of the Services Agreement is qualified in its entirety by reference to the copy of the Services Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by this reference.

Item 5.02                 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective May 31, 2011, Todd B. Parriott resigned as President, Chief Executive Officer, Chief Investment Officer and as a director of the Company and Stacy M. Riffe resigned as Secretary and Treasurer of the Company.  Ms. Riffe continues in her positions as the Company’s Chief Financial Officer and a member of the Company’s Board of Directors.  The Board of Directors of the Company appointed David Bagley as the Company’s President, Chief Operating Officer, Treasurer and Secretary, effective May 31, 2011.  The Company’s Board of Directors also appointed Mr. Bagley as a member of the Company’s Board of Directors and as the Chairman of the Board of Directors.  Mr. Bagley is a Managing Director of MorrisAnderson & Associates, Ltd.  The Company has retained the services of Mr. Bagley and will compensate him pursuant to the terms of the Services Agreement described under Item 1.01.

Mr. Bagley, age 44, is a Managing Director of MorrisAnderson & Associates, Ltd., a consulting firm for financially distressed and underperforming companies.  Mr. Bagley has been employed by MorrisAnderson & Associates, Ltd since 2000.  He has assisted companies in transition as a consultant, interim manager, director and financial advisor.  During the past five years he has served as the Chief Restructuring Officer of Compass Environmental Inc. (July 2006 to October 2006); Chief Financial Officer of Restaurants America Inc. (June 2007 to August 2008); Chief Executive Officer of Giftco Inc. (April 2008 to April 2009); Chief Restructuring Officer of Santa Fe Cattle Company Inc. (August 2009 to February 2010); and Chief Restructuring Officer of Fundamental Provisions LLC (December 2010 to present).  Mr. Bagley is a Certified Turnaround Professional.  He earned a Bachelor’s degree from DePauw University in 1988 and a Master’s degree in Business Administration from the J. L. Kellogg Graduate School of Management at Northwestern University in 1996.

The information contained in Item 1.01 is incorporated into this Item 5.02 by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibits.

10.1           Agreement for Services between the Company and MorrisAnderson & Associates, Ltd.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 6, 2011

DESERT CAPITAL REIT, INC.

By:  /s/  Stacy M. Riffe
               Stacy M. Riffe
               Chief Financial Officer